Exhibit 10.10

STANDARD INDUSTRIAL LEASE-NET

Lease Summary

The following information affects the terms of the Basic Lease.

I.    LANDLORD: Alexander & Baldwin, Inc., a Hawaii Corporation

II.    TENANT: Synnex Information Technologies, inc., a California Corporation

III    PREMISES: A 69,230 + square foot portion of that 98,500 square foot building known as Spinnaker Two, building 3A, located at 3777-97 Spinnaker Court, Fremont, California (see Exhibit A).

IV.    TERM:

Lease Term: Twenty Five            (25) months.

Lease Commencement [check one]:

             Subject to completion of improvements. Landlord’s current estimate of the substantial completion date is             , 19            .

            X             Commencement Date: March 1             , 1998.

[Landlord initials:             ] [Tenant initials: illegible]

V.    CHARGES

Base Monthly Rend: Forty Six Thousand, Seven Hundred Forty- Four Dollars ($46,744).

Security Deposit: Fifty Six Thousand, Seven Hundred Forty- Four Dollars ($56,744).

Percentage Share of Expenses: Seventy and Twenty- Eight One Hundredths percent (70.28%).

Estimated Monthly Expresses: Twelve Thousand Six Hundred, Eighty Three Dollars ($12,683).

Rental Adjustment Period of Date(s): None

VI.    USE OF PREMISES: General Office, warehousing and assembling of computer components.

VII.    ATTACHMENTS: The following Exhibits are attached to and a party of this Lease, for the purposes stated in the basic Lease:

Addendum, Exhibit A

VIII.    EXECUTION: The undersigned Landlord and Tenant agree to the provisions of this Lease, including the attached Basic Lease and the Exhibits identified above.

LANDLORD	TENANT

Alexander & Baldwin, Inc.	Synnex Information Technologies, Inc.
By: Illegible	By: Illegible
Its: Vice President	Its: Senior VP, CFO
Address: 822 Bishop Street	Address: 3797 Spinaker
Honolulu, Hawaii 96813	Fremont, Ca 94538
By: Illegible
Its: Asst. Secretary

Dated As Of:  Dec. 5, 1996

Basic Lease

1.	PARTIES

This Lease is entered into by and between the parties identified in the Lease Summary as Landlord and Tenant.

2.	PREMISES

Landlord leases to Tenant, and Tenant hires from Landlord, all or a portion (the “Premises”) of a building (the “Building”), is identified in the Lease Summary. The Premises encompass all space bounded by the inside surface of the exterior walls and roof, the outside surface of all windows and exterior doors, the centerline of any partition walls, and the upper surface of the floor slab. A floor or plot plan depicting the building containing the Premises may be attached hereto as an Exhibit, with the Premises outlined in some suitable manner, solely for the purpose of designating the location of the Premises.

3.	TERM

The Lease shall begin on the commencement date and continue for the tern stated in the Lease Summary, in accordance with the following:

3.1	Commencement

The commencement date shall be the Commencement Date stated in the Lease Summary.

4.	RENTAL

As rental for the Premises, Tenant shall pay to Landlord, when due and in lawful money of the United States, all sums required to be paid by Tenant under this Lease, without deduction or offset, and shall promptly discharge all other monetary obligations of the Tenant hereunder. Any payment not received by Landlord when due shall thereafter bear interest, at the rate stated in paragraph 17.1, until received, provided that Landlord will waive interest on any monthly rental payment received not later than the fifth day of that month (or the first business day following the fifth if the fifth falls on a weekend or holiday). All such sums shall be paid to Landlord at the address provided by Landlord.

4.1	Base Monthly Rent

The base monthly rent shall be the amount stated in the Lease Summary, payable in monthly installments in advance, on the first day of each calendar month during the lease term. If the commencement date is a day other than the first day of a calendar month, then the rent for that partial month shall be a fraction of the base monthly rent, based on the number of days in dial partial month, including the commencement date, in proportion to the total number of days in the month: such rent shall be payable on the first day of the following month. Rent for the first calendar month of the term is payable upon execution of this Lease.

5.	SECURITY

As security for the performance of its obligations under this Lease, Tenant shall deposit with Landlord, no later than January 1, 1998 the sum stated in the Lease Summary as the Security Deposit, which Landlord shall retain as a debtor and not as a trustee. Tenant acknowledges that the use value of the Security Deposit has been considered in determining the appropriate monthly rent for the Premises, and Tenant shall be entitled to no credit or compensation, by way of interest for otherwise, for Landlord’s possession of the Security Deposit, which may be commingled with Landlord’s own funds. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may apply any portion of the deposit as necessary to cure the default or to compensate Landlord for its damages from the default, and Tenant shall, within ten days after Landlord’s demand therefor, deposit with Landlord the sum that is necessary to restore the deposit to the full original amount. Upon termination of this Lease, and after Tenant has vacated the Premises, the amount of such deposit remaining, after curing Tenant’s defaults and compensating Landlord for damages caused by Tenant, shall be returned to Tenant at its last address known to Landlord.

6.	USE

6.1	Premises

The Premises shall be used only for those purposes stated in the Lease Summary Notwithstanding these permitted uses. Tenant will engage in no activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord’s insurance over the amount otherwise charged therefore or cause such insurance to be canceled. In its use of the Premises, Tenant will comply with all applicable laws, governmental regulations, and tract restrictions. Tenant will commit no nuisance or waste on the Premises and will not cause any unreasonable odors, noise vibration, electronic emissions, or any other item to emanate from the Premises so as to damage Landlord’s property or interfere with any other person.

6.2	Exterior

No portion of the area outside of the Building is leased to Tenant. However. Tenant may utilize truck access and turning areas in a reasonable manner, and Tenant may utilize designated parking areas, in common with Landlord’s other tenants, for daily parking of passenger vehicles. No rubbish containers or other materials may be stored outside of the Premises, except in existing trash enclosure areas. Tenant may not erect or maintain any sign or other marking on, or visible from, the exterior of the Premises without Landlord’s prior written consent; such consent will not be unreasonably withheld for any sign that conforms to sign standards described on an Exhibit to this Lease. Tenant shall have no right of access to Building roof, except for maintenance required under this Lease or access necessary for operation of Tenant’s businesses and Tenant shall make no penetrations in the roof without Landlord’s prior written consent.

6.3	Waste Materials

Tenant shall not discharge commercial or industrial wastes into the sewer system serving the Premises. All such wastes shall be disposed of only in sanitary containers that are regularly collected by a properly licensed waste disposal firm. If Tenant causes any waste materials to contaminate the Premises or any other property, Tenant shall indemnify Landlord and hold it harmless from all claims, demands, liabilities, and expenses, including attorneys’ fees, arising out of such contamination. (See Addendum).

7.	MAINTENANCE AND REPAIR

7.1	Original Condition

If the Premises are complete and vacant when this Lease is signed. Tenant acknowledges that the Premises are now in good condition and are not in need of repair. If this Lease is executed while the Premises are occupied by another tenant or before the Landlord has completed improvements lo the Premises that are required by this Lease, then the Premise shall be deemed to be in good condition and not in need of repair as of the commencement date of the lease term, excepting only defects that could not be ascertained by reasonable inspection, unless within thirty days thereafter, Tenant delivers to Landlord a written notice specifying the manner in which the Premises are not then in good condition and repair.

7.2	Landlord’s Obligations

Subject to the provisions of this Lease dealing with damage or destruction. Landlord shall maintain, at its expense, the structural soundness of the Building foundation, walls, floors, and roof. Subject to Tenant’s obligation to pay a percentage share of the cost in accordance with paragraph 8, Landlord shall maintain the exterior of the Building and the landscaping, sidewalks, and parking areas (the “Common Area”) serving the Building.

7.3	Tenant’s Obligations

Throughout the lease term. Tenant shall maintain the Premises, all improvements on the Premises, and all equipment and systems that service the Premises in good condition and repair. The items to be repaired by Tenant include, for example and not as a limitation; plumbing, heating, air conditioning, ventilating, and electrical equipment;

walls, floor slab surface and coverings limited to the interior floor slab and non-structural elements of the floor slab, ceilings, doors, and glass. Tenant will cause ail healing, ventilating, air conditioning, and electrical equipment to be maintained in accordance with the manufacturers’ recommendations and specifications, and Tenant will place such equipment under service contract as required for proper preventative maintenance. At the end of the lease term, Tenant shall surrender the Premises to Landlord broom clean, in the same condition as they existed at the commencement of this Lease, together with such changes as are permitted to remain pursuant to this Lease, excepting only such ordinary wear as could not have been avoided by routine maintenance. If Tenant fails to perform proper maintenance or repair, including preventative maintenance where appropriate. Landlord may, after reasonable notice to Tenant (or without notice for emergency repairs), cause the same to be performed, and the cost thereof will promptly be paid by Tenant upon receipt of a statement from Landlord setting froth the amount due.

8.	COSTS

Tenant shall pay its prorata share of all utility and maintenance costs, property taxes, and insurance premiums associated with the Premises, as described below. Such costs shall not include Landlord’s management fees.

8.1	Utility and Maintenance Costs

Tenant shall pay for all costs of utility services to the Premises, including fire & sprinkler monitoring; if utilities are not separately metered to The Premises. Tenant shall pay for its percentage share. Tenant shall pay its percentage share of all costs incurred by Landlord for maintenance and repair of the building exterior and Common Area during the lease term, including but not limited to painting, parking lot surfacing, and roof maintenance (excluding expenditures for capital items).

8.2	Property Taxes

Tenant shall pay its percentage share of all taxes, general and special assessments, and other charges imposed by any taxing authority and leveled against the property containing the Premises or against Landlord by virtue of its ownership thereof or collection of rental income therefrom (excepting only estate taxes, inheritance taxes, and income taxes that are payable on nonrental as well as rental income). “Taxing authority” includes all entitles having taxing or assessment authority’ by law or by virtue of any recorded instrument binding on the owner of the Premises.

8.3	Insurance

Tenant shall pay its percentage share of all premiums for such insurance, if any, as may be carried by Landlord to insure; the Building, to its full insurable value, against all perils included in the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils, earthquake and all-risk sprinkler leakage; against loss of Building rents, property taxes, and insurance costs for a period of not more than six months; against personal injury and property damage liability to the extent such insurance is not provided by Tenant under this Lease; against such other hazards as are then normally insured against by owners of commercial buildings of the sort containing the Premises.

8.4	Percentage Share

Tenant’s percentage share of the costs described above shall be the percentage stated in the Lease Summary, or, if no percentage is there stated, shall be determined by the square footage of the Premises divided by the square footage of the Building. However, if Tenant utilizes more than its proportionate share of the Common Area, for parking or other purposes, or more than a normal amount of any utility service, then Landlord may equitably increase Tenant’s percentage share of costs associated with those items to account for such additional usage. Tenant’s percentage share of property taxes may also be equitably adjusted by Landlord to take account of any disproportionate tax burden imposed by special improvements or valuations relating to other portions of the Building or to other buildings on the Tax parcel, which adjustment may raise or lower Tenant’s percentage share; valuation data contained on the tax assessor’s worksheets, if available, shall conclusively determine the manner in which any equitable adjustment is to be made.

8.5	Payment

At Landlord’s election, Tenant shall pay its percentage share of such costs set forth in this Paragraph 8 to Landlord either (i) when incurred, on the basis on Landlord’s periodic billings, or (ii) monthly in advance, on the first day of each calendar month, and the monthly amount shall be determined by Landlord’s then-current estimate of the average monthly costs. If periodic billings are utilized, Tenant’s payment shall be due ten days after the billing date. Landlord’s initial estimate of the average monthly costs are stated in the Lease Summary. Periodically, but not less frequently than annually, Landlord will provide Tenant with an accounting of all such costs for the preceding period, and an appropriate sum will be credited or debited against Tenant’s next monthly rental payment so as to equalize Tenant’s actual payments and Tenant’s actual share of costs for the period. Landlord may revise its monthly cost estimate, and provide Tenant with an accounting for the previous period, at any time during the lease term. If the lease term includes only a portion of a taxing or insured period, then Tenant shall pay a pro rata portion of its percentage share of the total property taxes or insurance premiums, based upon the number of days in the lease term that are included in the taxing or insured period; However, Tenant shall pay the entire amount of any property tax, for the tax year in which this Lease terminates (or for the succeeding tax year if this Lease terminates after the lien date for that tax year), levied on or attributable to improvements or property that is to be removed from the Premises by Tenant prior to or at the end of the lease term. If the Lease terminates before the property taxes for the then-current fiscal year are known, the amount of the tax shall be reasonably estimated on the basis of the best available information on current assessments and tax rates or, if no such information is available, shall be projected at the same rate as was imposed for the last previous taxing period, plus 2%.

9.	ALTERATIONS

9.1	Tenant Work

Tenant shall make no structural alteration, or other alteration, addition, or utility installation (“Changes”) at a cost in excess of $5,000, on or to the Premises without Landlord’s prior written consent which shall not be unreasonably withheld. In making approved Changes, Tenant shall comply with all applicable building code requirements. Unless Landlord has specifically waived this provision in writing prior to the installation of Changes, such Changes (i) shall be removed from the Premises, and all damage resulting from such removal repaired by Tenant, prior to the end of the lease term, or (ii) shall remain on the Premises at the end of the lease term and become die property of Landlord, at Landlord’s election. If Landlord does not notify Tenant, at least three months prior to the end of the lease term, of its election to have Changes remain on the Premises, than Landlord shall thereby have elected to require Tenant to remove such Changes. In making all Changes, Tenant shall hold Landlord harmless from mechanics’ liens and all other liability resulting therefrom.

10.	DAMAGE

If any structural portion of the Premises that Landlord is obligated to maintain is damaged or destroyed by any cause, if such damage is insured against, and if the insurance proceeds are available for rebuilding, then this Lease will not terminate and Landlord will cause such damage to be repaired with reasonable diligence, subject to delays in the disbursement of Insurance proceeds and Unexpected Events. Landlord’s obligation in this regard shall be enforceable by Tenant only if such damage interferes with Tenant’s reasonable occupancy of the Premises. Tenant’s rent will abate to the extent that the damage and repair period interfere with Tenant’s use of the Premises. If the damage is not insured against, if the available insurance proceeds are insufficient for the repair, or if the damage occurs within the last six months of the lease term, Landlord may, at its option exercised by notice to Tenant within thirty days of the date that Landlord acquires knowledge of the damage, elect either to complete the repair at its expense, or to terminate this Lease as of the date of damage. If Landlord elects to repair, rent will abate in the manner described above: other than the obligation to repair staled above. Landlord shall have no liability to Tenant on account of the damage.

11.	CONDEMNATION

If there is a taking by eminent domain or a transfer under threat thereof of (i) the entire Premises, or (ii) so much of the Premises, for the balance of the lease term, as prevents the continued reasonable conduct of Tenant’s business thereon, then this Lease shall terminate as of the date that possession of the condemned premises is delivered to the condemnor. No other such taking or transfer shall terminate this Lease. All condemnation proceeds shall be the property of Landlord, excepting only such portion thereof as is designated by the condemnor as compensation for Tenant’s moving expenses, loss of Tenant’s goodwill) or for Tenant’s trade fixtures.

12.	LIABILITY

12.1	Insurance

Tenant shall, at its expense, maintain in force during the lease term a combined single limit policy of bodily injury and property damage insurance, having a liability limit of not less than One Million Dollars ($1,000,000), with contractual liability endorsement, insuring Landlord and Tenant against all liability arising out of the ownership, use, occupancy, or maintenance of the Premises and appurtenant areas. Such Insurance shall be endorsed as primary and non-contributing, as to any policy carried by Landlord. Tenant will deliver to Landlord a certificate evidencing sued insurance and providing that the Insurance will not be canceled except on at least 30 days notice to Landlord.

12.2	Indemnity

Tenant shall indemnify Landlord and hold it harmless from all claims, demands, liabilities, and expenses, including attorney’s fees arising our of Tenant’s use of the Premises or from any acts permitted by Tenant on the Premises, excluding claims or actions based upon Landlord’s ~~[active]~~ negligence or willful misconduct.

12.3	Waiver of Liability (No Subrogation)

To the extent allowable by the applicable insurance policy without reduction of coverage, Landlord and Tenant hereby waive all rights of recovery against the other for loss or damage that is compensable by Insurance then in force.

13.	TRANSFER

13.1	Transfer by Tenant

Tenant shall not assign, sublet, or otherwise transfer, or permit a transfer of, all or any portion of its interest in this Lease, the Premises, or of a controlling interest in any Tenant entity, without Landlord’s prior written consent, which shall not be unreasonably withheld, except that Tenant may assign or sublet the Lease to an affiliate of Tenant provided (i) Tenant gives Landlord prior written notice of such assignment or sublease and (ii) Tenant shall not be released from its liability hereunder. No such consent shall relieve Tenant of any liability under this Lease, nor shall it constitute consent to any further transfer. As a condition of such consent, the transferee must assume all of Tenant’s liabilities hereunder.

13.2	Transfer by Landlord

The liability of Landlord hereunder shall exist only with respect to the period that Landlord is the owner of the Premises, but all of Landlord’s obligations shall run with the land and be binding upon all subsequent owners thereof. Upon any transfer of Landlord’s interest in the Premises, and notification thereof to Tenant, Landlord shall be relieved of all liability hereunder except such as may have accrued prior to the transfer.

14.	DEFAULT

14.1	Events

The occurrence of any of the following events shall constitute a material breach of this Lease and default by Tenant:

14.1.1	Failure to pay rental within five business days after Landlord’s delivery to Tenant, in the manner described in Section 1162 of the California Code of Civil Procedure, of written notice of default;
14.1.2	Failure by tenant to perform any nonmonetary obligation under this Lease where such failure continues for more than thirty days after written notice by Landlord, or, if the failure cannot reasonably be cured within thirty days, for a period exceed the time within which such failure could be cured with reasonable diligence;

14.1.3	A general assignment by Tenant for the benefit of creditors: the filing of a petition by or against Tenant, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant’s assets at the Premises;
14.1.4	Tenant falsely stating any material aspect of its financial condition to Landlord, either before or after the execution of this Lease.

14.2	Remedies

After any breach or default by Tenant, Landlord shall have all rights and remedies afforded by law, including but not limited to the following:

14.2.1	If Tenant’s right to possession is expressly terminated in writing by Landlord because of such breach, Landlord may recover from Tenant such damages as may be allowed under the laws of California, with Interest at the rate specified in paragraph 17.1, including the worth at the time of the award of the amount by which the unpaid rent, for the balance of the term after the time of the award, exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided, as discounted to the then present value at a rate equal to one percent (1% over the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.
14.2.2	Without terminating Tenant’s rights to possession, Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. For purposes of this provision, any reletting of the Premises for a term of less than the unexpired term of this Lease or any reletting of a portion of the Premises shall, at Landlord’s option, be deemed to terminate the Tenant’s right to possession only with respect to such portion of the unexpired term or such portion of the Premises as is the subject of such reletting.
14.2.3	Landlord may cause a receiver to be appointed to take possession of the Premises.

15	SUBORDINATION

A the option of the holder of any security interest encumbering the Premises, this Lease shall be either prior to, or subordinate to, the lien of such security interest, provided that subordination to a security interest created after execution of this Lease shall occur only if the security holder agrees that Tenant’s occupancy of the Premises will not be disturbed by such security holder, or its successor in interest, so long as Tenant is not in default in the performance of its obligations hereunder.

16.	TENANT STATEMENTS

16.1	Offset

At the request of any prospective purchaser or encumbrancer of the Premises, and for the benefit of such person, Tenant will, From time to time as required, within ten days after notice from Landlord, execute a written statement certifying that, to the best of Tenant’s knowledge, (i) this Lease is then unmodified and is in effect, (ii) no rent other than that for the current month has been paid in advance, (iii) Landlord is not then in default in the performance of any of its obligations, or specifying the manner in which any of said matters are untrue. Tenant’s failure to execute such written statement within the time required shall constitute an admission by Tenant, which may be relied upon by such person, that this Lease is then in effect without modification, that no advance rent has been paid, and that Landlord is not then in default.

16.2	Occupancy Certificate

Upon accepting occupancy of the Premises, Tenant will, if required by any mortgagee or prospective mortgagee of the Premises, complete, execute, and deliver to Landlord a certificate reflecting Tenant’s acceptance of the Premises in such reasonable form as may be required by the mortgagee.

17.	GENERAL PROVISIONS

17.1	Monetary Payments

Any monetary payment that is required by this Lease and is not made by Tenant when due shall thereafter bear interest at five percent (5%) over the Federal Discount Rate, unless such rate exceeds the maximum rate that the parties may agree upon as permitted by law, in which case such maximum rate shall apply. No acceptance by Landlord of any monetary payment shall constitute a waiver by Landlord of any default by Tenant hereunder

17.2	Quiet Enjoyment

So long as Tenant is not in default hereunder, Landlord warrants to Tenant the quiet possession of the Premises throughout the lease term, commencing upon Tenant’s actual possession of the Premises, against all persons lawfully claiming possession thereof.

17.3	Construction

The rent payable under this Lease has been determined in light of all other provisions hereof. Both parties have had equal opportunity to review this Lease and eliminate any ambiguities contained herein, and this Lease shall be fairly interpreted in accordance with ifs reasonable meaning, neither for nor against either party, neither of which is to be considered as having drafted this Lease. Captions are for convenience only and do not define or limit the provisions of this Lease.

17.4	Notices

Any written notice required to be given to a party hereunder will be effective upon the earlier of (i) the dale that it is delivered in the manner required by applicable law, or (ii) three days after mailing, if mailed by first class, certified United States mail, posted in California, and addressed to the party at its address staled in the Lease Summary, or, if no address is there stated, to Tenant at the Premises and to Landlord at its then-current address for payment of rent.

17.5	Entire Agreement

This Lease constitutes the entire agreement between the parties concerning the subject matter; neither party has made any representations or warranties to the other except as set forth herein.

17.6	Attorney’s Fees

In any suit commenced by Landlord [o collect rent or recover possession of the Premises, the prevailing party shall be entitled to recover its attorneys’ tees from the other.

17.7	Time

Time is of the essence in the performance of all obligations required by this Lease.

17.8	Addendum

If an Addendum containing additional provisions is attached to this Lease, the provisions of that Addendum override the provisions of the Basic Lease to the extent they are inconsistent herewith.

17.9	Counsel

If a party was represented by counsel in connection with the negotiation and execution of this Lease, that fact is indicated by the party’s initials below.

Landlord’s Initials: illegible                             Tenant’s Initials: illegible

END OF BASIC LEASE

ADDENDUM

LANDLORD:	Alexander & Baldwin, Inc., a Hawaii corporation

TENANT:	Synnex Information Technologies, Inc., a California corporation

PREMISES:	a 69,230 square foot + portion of that 98,500 square foot building known as Spinnaker Two, Building 3A located at 3777-97 Spinnaker Court, Fremont, California (see attached Exhibit A).

18.0	LANDLORD’S WORK

None

18.1	Tenant Improvement Allowance

Landlord will reimburse Tenant an amount not to exceed Forty-Five Thousand ($45,000) Dollars for recarpeting and repainting of existing office improvements and the construction of new office improvements. Reimbursement shall be made upon presentation of paid invoices and lien releases. All construction is to be performed in accordance with die terms of the Lease.

18.2	Condition of Premises

Tenant accepts the Premises in an “as is” condition. Any costs of constructing the improvements which exceed the maximum allowance provided by Landlord as described above, shall be borne by Tenant.

19.0	PARKING

Two hundred (200) parking spaces shall be made available by Landlord for Tenant’s use in locations surrounding and adjacent to the Premises. The location of the parking spaces shall be mutually acceptable to Landlord and Tenant.

20.0	HAZARDOUS MATERIALS

(a)    Tenant shall not cause or permit to be discharged from or about the Premises or the Building any hazardous, toxic, or radioactive materials, including, but not limited to, those materials identified in Section 66680 or within the criteria set forth in Section 66693 et seq. of Title 22 of the California Administrative Code. Division 4, Chapter 30, as amended from time to time (collectively. “Hazardous Materials”). Tenant shall at its sole expense, comply with all applicable governmental rules, regulations, codes, ordinances, statutes and other requirements respecting Hazardous Materials in connection with Tenant’s activities on or about the Premises, the Property or the Park. Tenant shall, at its sole cost perform all clean-up and remedial actions which may be required of Tenant by any governmental authority.

(b)    Tenant shall indemnity and hold Landlord harmless from all costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including Landlord’s attorneys’ fees and court costs, relating to the storage, placement or use of Hazardous Materials by Tenant on or about the Premises. Tenant shall reimburse Landlord For (i) losses in or reductions to rental income resulting from Tenant’s use, storage, or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Premises necessitated by Tenant’s use, storage, or disposal of Hazardous Materials; and (iii) any diminution in the fair market value of the Property and caused by Tenant’s use, storage, or disposal of Hazardous Materials. The obligations of Tenant under tins Paragraph 22.0 shall survive the expiration of the Lease term.

21.0	COSTS

The costs to be reimbursed by Tenant as described in paragraph 8 of the lease do not include Landlord’s property management fees. The base year monthly taxes assessments, insurance and common area maintenance (CAM) costs to be reimbursed by Tenant are estimated as follows: (1996 estimate)

Taxes	–	$4,377
Assessments	–	3,431
Insurance	–	2,332
CAM	–	2,543
TOTAL		$12,683

The CAM costs estimated above include prorated landscape maintenance costs, Bayside Business Park maintenance and operating costs, and common area utility costs. Additional common area maintenance casts may include painting the exterior of the building and resurfacing the parking lot. Tenant’s prorated costs shall be limited to repainting the building no more than twice and resurfacing the parking lot no more than once during the lease term.

22.0	LANDLORD’S INSURANCE

At the time of execution of this lease, Landlord maintains a “blanket” property insurance policy covering the Building and other properties of Landlord. Landlord agrees to maintain, throughout the term of this lease, amounts and types of insurance applicable lo the Building which are standard in the industry for properties of similar quality.

23.0	ASSESSMENTS

Landlord shall not voluntarily cause an increase in the amount of assessments encumbering the property on which the Building is located, without the prior approval of Tenant. Nothing herein shall be interpreted, however, lo limit Landlord’s ability’ to participate in any assessment district required by any governmental entity or any other agency or entity entitled by law to impose any assessments.

24.0	TEMPORARY CONDEMNATION

In the event of any temporary condemnation, which for the purposes of this lease shall mean a taking of all or any portion of the Premises for a period of time less than the remaining balance of the lease term, then the following terms and conditions shall apply:

(a)    Tenant’s rent will abate to The extent that such Liking interfere with Tenant’s use of the Premises, (b) Tenant shall be entitled lo receive that portion of any award in compensation of such temporary taxing which is designated lo Tenant’s moving expenses, loss of Tenant’s goodwill, or for Tenant’s trade fixtures, (c) in the event such temporary condemnation shall render the Premises unsuitable for Tenant’s use, and Landlord cannot repair, restore or modify the Premises in a manner to permit such use within a reasonable time, then Tenant may cancel this lease upon written notice to Landlord of its election to cancel, which notice shall be effective ninety (90) days from Landlord’s receipt thereof. In no event shall Tenant be entitled to cancel this lease due to a temporary condemnation shall exceed six (6) months and shall materially impair Tenant’s use of the Premises.

26.0	PREMISES

The following shall be added after the second sentence of Paragraph 6.1 of the Lease:

“In the event that any such use of the Premises by tenant results only in an increase in insurance premiums and not in cancellation of such insurance, Tenant shall not be in default under this Lease Tenant pays the full amount of such increase in insurance premiums and any other costs incurred by Landlord in connection therewith promptly upon demand for such sums by Landlord.”‘

27.0	FIRST RIGHT OR REFUSAL

Subject to the full compliance with the terms of this lease. Landlord shall grant Tenant a one-time First Right of Refusal to purchase the building containing the Premises.

27.1	Term

The term of the First Right of Refusal shall commence upon the Commencement Date and shall terminate on the expiration or earlier termination of this Lease, subject to the conditions set forth in Section 27.4 below.

27.2	Notice

Subject to the conditions set forth in Paragraph 27 of the Addendum to the Lease, Landlord shall deliver to Tenant a written notice of Landlord’s receipt of an offer to purchase the Building (“Offer”) setting forth all of the material terms and conditions of the received Offer.

27.3	Exercise of Option

Tenant may exercise its option to purchase the Building by (i) delivering to Landlord a written notice of exercise (“Tenant’s Notice”) within five (5) days after Landlord’s delivery to Tenant of the Offer (“Exercise Period”), (ii) delivering to Landlord within the Exercise Period a deposit in an amount equal to five percent (5%) of the Offer amount, and (iii) executing a purchase and sale agreement satisfactory to Landlord (which agreement shall contain the terms specified in the Offer, within fifteen (15) days after Landlord’s delivery to Tenant of the Offer (“Agreement Period”).

27.4	Expiration of First Right of Refusal

If Tenant does not exercise the First Right of Refusal within the Exercise Period, or if Tenant does not execute a purchase and sale agreement satisfactory to Landlord within the Agreement Period, then all of the Landlord’s obligations, and Tenant’s rights, under this Section 27 shall terminate and be of no force and effect, and Landlord shall have no further obligations to Tenant in respect to the sale or transfer of the Building.

27.5	Conditions of the First Right of Refusal

Notwithstanding anything contrary in this Section 27, Landlord shall not be obligated to provide notice to Tenant of any Offer, and the terms of this Section 27 shall not apply, in the event of (i) a transfer of the Building to an affiliate of Landlord, (ii) a portfolio sale which includes the Building, and (iii) a foreclosure sale.

27.6	Subordinate Nature

The First Right of Refusal shall be subject and subordinate to the lien of any mortgage deed of trust or other lien now or hereafter in force against the Building as a result of the financing or refinancing of the Building.

27.7	Closing Costs

Landlord and Tenant shall each pay the fees of their respective attorneys, consultants and real estate brokers in connection with the sale of the Building to Tenant. All closing costs incurred in connection with the sale shall be apportioned in accordance with local custom.

28.0	BROKERS

28.1	Tenant’s Warranty

Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Colliers Parrish International, Inc., (Pleasonton, CA office) (“Broker”), and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

28.2	Broker Fee

Landlord shall pay Broker a fee (“Broker Fee”) in the amount equal to three percent (3%) of the Base Rent due over the term of the lease for services performed by Broker on behalf of Tenant relating to the Premises. No Broker Fee shall be payable to Broker in connection with any extension of the initial Term, expansion of the Premises or purchase of the Project. The Broker Fee shall be payable to Broker upon execution of this Lease by Landlord and Tenant. Broker not be deemed to be a third party beneficiary of this Section 28.2.

28.3	Tenant’s Indemnity

Tenant shall indemnify and hold harmless Landlord from and against all liabilities and expenses arising out of claims arising out of claims made by any broker or individual for commissions or fees resulting from this Lease other than the Broker Fee payable to Broker described in Section 28.2. the indemnity in this Section shall survive expiration or termination of this Lease.

Landlord’s Initials: illegible                                                                          Tenant’s Initials: illegible

END OF ADDENDUM

Exhibit A

[Description of property drawing]